Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption experts and to the use of our reports dated January 30, 2015 and February 2, 2015, in the Registration Statement (Form S-1) and related Prospectus of Show King Holding Inc.

/s/ KCC & Associates

Los Angeles, California

March 12, 2015